                                                                     EXHIBIT 5.1

Snell & Wilmer L.L.P.
One South Church Avenue, Suite 1500
Tucson, Arizona 85701-1630



                                November 8, 2005


Gryphon Gold Corporation
905 West Pender Street, Suite 300
Vancouver BC
V6C 1L6

Ladies and Gentlemen:

         We have acted as local Nevada counsel to Gryphon Gold Corporation, a Nevada corporation (the "Company"), in connection with the Company's filing with the Securities and Exchange Commission of a registration statement on Form SB-2 (No. 333-127635) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and sale by the Company of units as described below (the "Offered Units"). The Company proposes to offer and sell the Offered Units pursuant to an underwriting agreement in substantially the form of Exhibit __ to the Registration Statement (the "Underwriting Agreement"), to be executed between the Company and the underwriters named therein (the "Underwriters"). Each Offered Unit will be comprised of one share of the Company's common stock, par value U.S. $0.001 per share (the "Common Stock") and one-half of one Class A Warrant (individually a "Warrant" and collectively, the "Warrants"). Each whole Warrant will entitle the holder thereof to purchase one share of Common Stock at a specified price to be determined, until the date that is twelve (12) months following the Closing Date (as that term is defined in the Underwriting Agreement). In addition, at the option of the Underwriters, exercised at any time and from time to time during the period of thirty (30) days following the Closing Date, the Company proposes to issue and sell to the Underwriters, pursuant to the Underwriting Agreement, additional units (the "Additional Units" and, together with the Offered Units, the "Purchased Securities") at the same price per Additional Unit as the Underwriters shall pay for each Offered Unit. The Additional Units have attributes identical to the Offered Units, and the Class A Warrants forming part of the Additional Units (the "Additional Warrants") have attributes identical to the Warrants. Pursuant to the Underwriting Agreement, the Company also proposes to issue to or at the direction of the Underwriters on the Closing Date, options (the "Underwriters' Options") in a form acceptable to the Company and the Underwriters, entitling the holders thereof to purchase, in the aggregate, shares of the Company's Common Stock equal to ten percent (10%) of the number of Purchased Securities sold in the offering, exercisable at the offering price for a period of twelve (12) months following the Closing Date. The Warrants and Additional Warrants will be issued pursuant to a Warrant Indenture dated as of the Closing Date between the Company and Computershare (the "Warrant Indenture").

         This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act. In our capacity as local Nevada counsel to the Company, we have reviewed and are familiar with the Registration Statement and exhibits thereto. We have also reviewed such other documents and have satisfied ourselves as to such other matters that we have deemed necessary in order to render the opinions contained in this letter. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1. With respect to the Offered Units and the Additional Units, including the Common Stock and Warrants (to the extent governed by the law of the State of Nevada) that constitute the Offered Units and Additional Units, and the Underwriters' Options (to the extent governed by the law of the State of Nevada), after (i) the Company's Board of Directors (the "Board") has taken all necessary corporate action to approve the issuance and establish the terms of their offering and related matters, (ii) the Registration Statement has become effective and the securities or "blue sky" laws of applicable states shall have been complied with, and any other applicable regulatory approvals have been obtained, (iii) the Offered Units and Additional Units have been issued and sold by the Company, and the Underwriters' Options have been issued, in the manner contemplated by, and in compliance with, the Registration Statement and the Underwriting Agreement, including any relevant amendment or supplement thereto or in any supplement to the prospectus included in the Registration Statement, and in accordance with the aforementioned Board action, (iv) the Warrant Indenture has been executed and delivered by the parties thereto, and the Warrants and Additional Warrants are issued in accordance with the Warrant Indenture, and (v) the consideration for the Offered Units and the Additional Units has been received by the Company as contemplated by the Registration Statement and the Underwriting Agreement, including any relevant amendment or supplement thereto or in any supplement to the prospectus included in the Registration Statement, and in accordance with the aforementioned Board action, the Offered Units and the Additional Units, including the Common Stock and Warrants (to the extent governed by the law of the State of Nevada) that constitute the Offered Units and Additional Units, and the Underwriters' Options (to the extent governed by the law of the State of Nevada) will have been duly authorized, validly issued, fully-paid and non-assessable.

         2. With respect to the shares of Common Stock to be issued upon exercise of any of the Warrants, Additional Warrants or the Underwriters' Options, after (i) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the offering of the Warrants, Additional Warrants and the Underwriters' Options and related matters, (ii) the Registration Statement has become effective and the securities or "blue sky" laws of applicable states shall have been complied with, and any other applicable regulatory approvals have been obtained, (iii) the Warrants and Additional Warrants have been issued and sold by the Company, and the Underwriters'

Options have been issued, in the manner contemplated by, and in compliance with, the Registration Statement and the Underwriting Agreement, including any relevant or supplement amendment thereto or in any supplement to the prospectus included in the Registration Statement, and in accordance with such Board action, (iv) the Warrant Indenture has been executed and delivered by the parties thereto, and the Warrants and Additional Warrants are issued in accordance with the Warrant Indenture, and (v) the applicable Warrants, Additional Warrants or Underwriters' Options have been duly and validly exercised in accordance with their terms and the applicable exercise price therefor has been received by the Company, such shares of Common Stock will have been duly authorized, validly issued, fully paid and non-assessable.

         We are members of the bar of the State of Nevada. The opinions expressed herein are limited solely to the laws of the State of Nevada and the Federal laws of the United States of America (except that we express no opinion as to Nevada securities or blue sky laws) and we express no opinion on the laws of any other jurisdiction. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. In giving the opinions herein, we have assumed that
(i) to the extent not governed by the law of the State of Nevada, when issued and sold, the Warrants, Additional Warrants, and the Underwriters' Options will be legal, valid and binding obligations of the Company and each other party thereto, enforceable against the Company and each other party thereto in accordance with their terms and (ii) we will have approved the form of the Underwriters' Option agreed upon by the Company and the Underwriters. We have further assumed that (i) all natural persons executing documents have the legal capacity to do so and all signatures are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all copies reviewed by us conform to the originals.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Registration Statement.


                                                     Very truly yours


                                                     /s/ Snell & Wilmer L.L.P.
                                                     ---------------------------



                                       3